Exhibit 4.16
FIRST AMENDMENT
TO PURCHASE AGREEMENT

This First Amendment (the “Amendment”) to that certain Purchase Agreement dated as of May 18, 2016 (the “Purchase Agreement”) by and between Mazor Robotics Ltd., a company incorporated under the laws of the State of Israel (the “Company”) and Covidien Group S.A.R.L., a company incorporated under the laws of Grand Duchess of Luxembourg (the “Investor”) is made as of this 29th day of August 2017. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1.	Amendment of the Purchase Agreement.

1.1.	Section 2.6(c) of the Purchase Agreement is hereby replaced in its entirety by the following:

“Within 10 Business Days following signature by all parties thereto of the Amended Exclusive Lead Sharing and Distribution Agreement by and between the Company and Investor, dated August 29, 2017 (the “Amended LSDA”)) (the “Additional Closing”; the date on which the Additional Closing occurs is referred to herein as the “Additional Closing Date”), Investor will invest a total amount of US$40,000,000 (the “Additional Purchase Price”) in consideration for (i) such number of Company ADSs (the “Additional ADSs”, and collectively with the Initial ADSs and the Deferred ADSs, the “Purchased ADSs”) that is obtained by dividing the Additional Purchase Price by the Trading Price as of the date of the announcement of the Amended LSDA (the “Additional ADSs Price Per ADS”), and (ii) warrants to purchase 1,210,000 Company ADSs with an exercise price reflecting a 15% premium to the Additional ADSs Price Per ADS and subject to such other terms and conditions set forth in the Warrant Certificate, in substantially the form attached hereto as Exhibit 2.6.”

1.2.	Each of Section 2.6(d) and Section 2.6(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the word “[Reserved]”.

1.3.	All references in the Purchase Agreement to the term “Option Purchase Price” shall be replaced by the term “Additional Purchase Price”.

1.4.	All references in the Purchase Agreement to the term “Options ADSs” shall be replaced by the term “Additional ADSs”.

1.5.	All references in the Purchase Agreement to any of the terms “Option Closing” or “Option Period Expiry Date” shall be replaced by the term “Additional Closing”.

1.6.	All references in the Purchase Agreement to the term “Option Closing Date” shall be replaced by the term “Additional Closing Date”.

1.7.	The references in Section 2.6(g)(ii)(3) and Section 2.6(g)(ii)(4) to the term “Option Company Shares Certificate” shall be replaced by the term “Additional Company Share Certificate”.

1.8.	The references to the term “Exclusive Lead Sharing and Distribution Agreement” in Section 1.1(uu) and Section 5.8(a)(i) shall be replaced by the term “Amended LSDA”.

2.	Miscellaneous

2.1.
Entire Agreement. This Amendment constitutes the full and entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations made by either party to the other, written or oral, concerning the subject matter hereof and the terms applicable hereto.

2.2.	Ratification. As herein amended, the Purchase Agreement shall remain in full force and effect in accordance with its terms and conditions.

2.3.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4.
Governing Law; Jurisdiction.  This Amendment shall be governed by and construed solely in accordance with the laws of the State of Israel, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any competent courts located in Tel-Aviv, Israel, in connection with any matter based upon or arising out of this Amendment or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Israel for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers, as of the date first written above.

MAZOR ROBOTICS LTD. By: /s/ Ori Hadomi Name: Ori Hadomi Title: Chief Executive Officer By: /s/ Jonathan Adereth Name: Jonathan Adereth Title: Chairman of the Board
COVIDIEN GROUP S.A.R.L. By: /s/ Salvador SENS Name: Salvador SENS Title: General Manager

EXHIBIT 2.6

FORM OF WARRANT CERTIFICATE

THE SECURITIES EVIDENCED BY THIS CERTIFICATE (AND ANY SECURITIES THAT MAY BE ISSUED UPON CONVERSION OR EXERCISE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE, IF ANY) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

Warrant No. _________

WARRANT TO PURCHASE COMPANY ADSs

1,210,000 Company ADSs

Mazor Robotics Ltd.

THIS WARRANT TO PURCHASE COMPANY ADSs CERTIFIES that Covidien Group S.A.R.L. (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time following the date hereof and until the end of the Exercise Period (as defined below), to subscribe for and purchase from Mazor Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”), up to 1,210,000 Company ADSs (as such term is defined in the Purchase Agreement, as defined below) (the “Warrant ADSs”).  The purchase price of one Warrant ADS under this Warrant shall be $[ ] [exercise price to reflect a 15% premium to the Additional ADSs Price Per ADS], subject to adjustment hereunder (the “Exercise Price”).  The Exercise Price and the number of Warrant ADSs for which the Warrant is exercisable shall be subject to adjustments as provided herein.  This Warrant is issued pursuant to that certain Purchase Agreement, dated May 18, 2016, between the Company and the Investor, as amended on August 29, 2017 (the “Purchase Agreement”); capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. Any Warrant ADSs exercised in accordance with the terms of this Warrant shall be considered a Purchased ADS of the Investor under the Purchase Agreement.

Subject to the terms and conditions set forth herein, this Warrant shall be exercisable in whole or in part, at any time during the date hereof and ending on the earlier of (i) eighteen (18) months following the date hereof and (ii) immediately prior to the consummation of the sale of all of the Company's securities by way of merger or otherwise.

1.          Title to Warrant.  Prior to the Termination Date (as defined below) and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder shall not be transferable, in whole or in part, except to Holder's Affiliates (as such term is defined in the Purchase Agreement) ("Permitted Transfer"). Such Permitted Transfer shall be made pursuant to the conditions set forth in Section 7 of this Warrant. Any such transfers of the Warrant may only be consummated in compliance with all applicable securities laws.

2.          Authorization of Company ADSs.  The Company covenants that all Company ADSs which may be issued upon the exercise of this Warrant will, upon exercise of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free of all liens, encumbrances and other charges in respect of the issue thereof (other than taxes applicable to the Holder in respect of any transfer occurring contemporaneously with such issue).

3.          Exercise of Warrant.

(a)          Exercise of the purchase rights represented by this Warrant may be made at any time during the Exercise Period by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company at 5 Shacham street, North Industrial Park, Caesarea, 3088900, Israel (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and subject to the payment of the Exercise Price of the Warrant ADSs thereby purchased by wire transfer, in immediately available funds. At 5:00 P.M., New York City time on the last day of the Exercise Period (the “Termination Date”), any portion of this Warrant not exercised prior thereto shall be and become void and of no value, regardless of whether this Warrant shall be returned to the Company. The Company ADSs purchased hereunder (the "Purchased ADSs") shall be deposited into the Holder's bank account, which details shall be provided in writing by Holder together with the Notice of Exercise Form (the "Holder's Bank Account") within five (5) Business Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised, and the Holder shall be deemed to have become a holder of record of such Purchased ADSs for all purposes, as of the date of payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5.  Notwithstanding the foregoing, if, in connection with the exercise of this Warrant, a Holder shall make a sale or transfer of Warrant ADSs pursuant to a registration statement, and shall have delivered to the Company (1) this Warrant, (2) a written statement by the Holder that such Holder has sold the Warrant Shares represented hereby in accordance with the Plan of Distribution contained in such registration statement; (3) confirmation from the Company that sales are permitted under such registration statement at that time; and (4) if the Company has previously notified the Holder in writing that the Company does not satisfy the conditions specified in Rule 172 under the Securities Act, confirmation from the Holder that it has complied with any prospectus delivery requirement in connection with such sale (the date on which the Company receives all of the items listed in clauses (1), (2), (3) and (4) being the “ADS Delivery Date”), then the Company shall deposit or cause to be deposited into the Holder’s  Bank Account such Warrant ADSs, free from all restrictive or other legends, by the fifth trading day following the ADS Delivery Date.

(b)          If this Warrant shall have been exercised in part, the Company shall, at the time of deposit of the Purchased ADSs, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.  Each new warrant evidencing the Warrant so transferred shall bear the restrictive legend set forth herein.

4.          No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5.          Charges, Taxes and Expenses.  Deposit of Purchased ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of such deposit, all of which such taxes or expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax payable by the Holder in respect of any transfer involved in the registration of any of the Purchased ADSs or Warrant in a name other than that of the Holder and the Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Purchased ADSs upon exercise hereof; and further provided, however, that in the event of transfer of the Purchased ADSs to any other person or entity other than the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any tax incidental thereto.

6.          Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7.          Transfer, Division and Combination.  As of the date of issuance of this Warrant, Holder does not intend to distribute its rights under this Warrant. Notwithstanding the above:

(a)          Subject to compliance with any applicable securities laws and the conditions set forth in Section 1 hereof and to the provisions of Section7.2 of the Purchase Agreement, any Permitted Transfer, in whole or in part, shall be executed upon surrender of this Warrant at the office of the Company, at 5 Shacham street, North Industrial Park, Caesarea, 3088900, Israel, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder and funds sufficient to pay any taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The acceptance of the new Warrant by the assignee thereof shall be deemed the acceptance by such assignee of all of the rights and obligations of a holder of a Warrant, and such assignee shall be subject to the terms and conditions of the Purchase Agreement, including, without limitation, the restrictions on transfer set forth in the Purchase Agreement.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued.  Each new warrant evidencing the Warrant so transferred shall bear the restrictive legend set forth herein to the extent required under applicable securities laws.

(b)          This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, at 5 Shacham street, North Industrial Park, Caesarea, 3088900, Israel, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder.  Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.  Each new warrant evidencing the Warrant so transferred shall bear the restrictive legend set forth herein to the extent required under applicable securities laws.

(c)          The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d)          The Company agrees to maintain, at its aforesaid office, books for the registration of transfer of the Warrants.

8.          No Rights as Shareholder until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights either by law or in equity with respect to the Warrant ADSs prior to the exercise hereof, and the rights of the Holder are limited to those expressed in this Warrant.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant ADSs so purchased shall be and be deemed to be issued to such Holder as the beneficial owner of such Company ADSs as of the close of business on the later of the date of such surrender or payment.

9.          Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

10.          Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday in the United States or Israel, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11.          Adjustments of Exercise Price and Number of Warrant ADSs.  The number and/or kind (as applicable) of Purchased ADSs purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.  In case the Company shall (i) pay a dividend in Company Shares and/or in Company ADSs or make a distribution in Company Shares and/or in Company ADSs to holders of its outstanding Company Shares and/or Company ADSs, (ii) subdivide its outstanding Company Shares and/or Company ADSs into a greater number of shares, (iii) combine its outstanding Company Shares and/or Company ADSs into a smaller number of Company Shares and/or Company ADSs, or (iv) issue any shares of its capital stock in a reclassification of the Company Shares and/or the Company ADSs, then the number of Warrant ADSs purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant ADSs or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof.  Upon each such adjustment of the kind and number of Warrant ADSs or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant ADSs or other securities resulting from such adjustment at an Exercise Price per Warrant ADS or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant ADSs purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant ADSs or other securities of the Company resulting from such adjustment.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, any such adjustment shall become effective as of the time of actual payment of such dividends or distribution.

All calculations under this Section 11 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of Company Shares outstanding at any given time shall not include any shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Company Shares.

Notwithstanding any provision of this Section 11, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 11 are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment.

12.          Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Company Shares or Company ADSs), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, ordinary shares of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights), in addition to or in lieu of ordinary shares of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Company Shares and/or Company ADS, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of ordinary shares or American Depositary Shares (as applicable) of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of American Depositary Shares or such number of ordinary shares reflecting the number of American Depositary Shares, for which this Warrant is exercisable immediately prior to such event.    For purposes of this Section 12, “ordinary shares or American Depositary Shares (as applicable) of the successor or acquiring corporation” shall include capital stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

13.          Notice of Adjustment.  Whenever the number of Warrant ADSs or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant ADSs (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant ADSs (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

14.          Notice of Corporate Action.  If at any time:

(a)          the Company shall take a record of the holders of the Company Shares for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)          there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

(c)          there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give the Holder (i) at least 14 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 14 days’ prior written notice of the date when the same shall take place; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Company Shares and/or Company ADSs shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Company Shares and/or Company ADSs shall be entitled to exchange their Company Shares and/or Company ADSs for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16(c).

15.          Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of Ordinary Shares to provide for the issuance of the Warrant ADSs upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant ADSs upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the stock market upon which the Company ADSs may be listed.

The Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant ADSs above the amount payable therefor upon exercise of the Warrant immediately prior to such increase in par value (except for an increase that will result solely from a reverse split of all of the issued and outstanding Company Shares and Company ADSs), (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant ADSs upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction over the Company as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions therefor, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over the Company.

16.          Miscellaneous.

(a)          Governing Law; Jurisdiction. This Warrant shall be governed by and construed solely in accordance with the laws of the State of Israel, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any competent courts located in Tel-Aviv, Israel, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Israel for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

(b)          Non-waiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(c)          Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement; provided, that upon any permitted assignment of this Warrant, the assignee shall promptly provide the Company with its contact information.

(d)          Limitation of Liability.  Subject to any applicable law, no provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant ADSs, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Company Shares or Company ADSs, whether such liability is asserted by the Company or by creditors of the Company.

(e)          Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(f)          Successors and Assigns.  Subject to any applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant ADSs, all in accordance with any applicable securities laws.

(g)          Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(h)          Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i)          Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  ____________, 2017

MAZOR ROBOTICS LTD. By: ____________________________________ Name: Title:

NOTICE OF EXERCISE

To:          Mazor Robotics Ltd.

The undersigned is the Holder of Warrant No. ________ (the “Warrant”) issued by Mazor Robotics Ltd., an Israeli company (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant to which this Notice of Exercise is attached.

1.	The Warrant is currently exercisable to purchase a total of _________ Warrant ADSs.

2.	The undersigned Holder hereby exercises its right to purchase _____________________ Warrant ADSs pursuant to the Warrant.

3.	The Holder shall pay the sum of $________ to the Company in accordance with the terms of the Warrant.

4.	Please deposit into the bank account specified below, the no. of Purchased ADSs under this Notice of Exercise:

[_______________________________]

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of __________ Warrant ADSs.

6.	Accredited Investor. The undersigned represents and warrants that it is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended.

[PURCHASER] By: ______________________________ Name: Title: Dated: ________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
 Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder's Signature:          _____________________________

Holder's Address:          _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.